UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2026

QUOIN PHARMACEUTICALS LTD.
(Translation of registrant’s name into English)

State of Israel	001-37846	92-2593104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42127 Pleasant Forest Court Ashburn, VA	20148-7349
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 980-4182

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing thirty-five (35) Ordinary Shares, no par value per share	QNRX	The Nasdaq Stock Market LLC
Ordinary Shares, no par value per share*		N/A

*	Not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes to 401(k) Plan

Quoin Pharmaceuticals Ltd. (“we,” “us,” or the “Company”) held its 2026 Annual General Meeting of Shareholders (the “Annual Meeting”) on August 20, 2026. At the Annual Meeting, shareholders approved changes to the matching contributions payable pursuant to the Company’s 401(k) plan, including to the Company’s U.S.-based executive officers. A summary of the changes to such 401(k) Plan is incorporated herein by reference from page 26 of the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting, which was filed on July 16, 2026, with the Securities and Exchange Commission (the “Proxy Statement”).

Item 5.07. Submission of Matters to a Vote of Security Holders.

During the Annual Meeting, on August 20, 2026, shareholders were asked to consider and vote upon five proposals. These matters are described in detail in the Proxy Statement.

On the record date of July 15, 2026, there were 70,294,615 ordinary shares issued and outstanding and entitled to vote at the Annual Meeting, represented by 2,008,418 ADSs. For each proposal, the results of the shareholder voting were as follows:

1.	The shareholders elected the following directors to serve as a director of the Company until the Company’s next annual general meeting of shareholders and until such director’s successor is duly elected and qualified, or until such director’s earlier resignation or retirement, based upon the following votes:

Directors	For	Against	Abstain	Broker Non-Votes
Dr. Michael Myers	19,774,790	114,660	10,850	16,285,325
Denise Carter	19,432,490	456,715	10,885	16,285,535
Joseph Cooper	19,425,385	464,030	10,885	16,285,325
James Culverwell	19,425,315	464,100	10,885	16,285,325
Dr. Dennis H. Langer	19,425,595	463,820	10,885	16,285,325
Natalie Leong	16,807,490	3,081,925	10,885	16,285,325
Michael Sember	19,425,385	464,030	10,885	16,285,325

2.	The shareholders approved, on an advisory basis, the terms of the compensation of the Company’s named executive officers, as described in the Proxy Statement, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
18,127,445	556,430	1,216,425	16,285,325

3.	The shareholders approved changes to the Company’s non-employee directors’ compensation program, as described in the Proxy Statement, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
16,365,160	3,517,080	18,060	16,285,325

4.	The shareholders approved changes to the matching contributions payable pursuant to the Company’s 401(k) plan, including to the Company’s U.S.-based executive officers, as described in the Proxy Statement, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
19,245,870	623,070	24,465	16,292,220

5.	The appointment of CBIZ CPAs P.C. to serve as the Company’s independent registered public accounting firm until the Company’s next annual general meeting of shareholders, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
35,488,320	697,130	175	0

Item 8.01. Other Events.

At the Annual Meeting, shareholders approved certain amendments to the Company’s non-employee directors’ compensation program (the “NED Program”), which was previously approved by the Company’s shareholders at the Annual General Meeting held on April 12, 2022 (the “2022 AGM”) and the amendments to the NED Program that were approved by our shareholders at the annual shareholder meetings held in 2023, 2024 and 2025. The amendments to the NED Program approved at the Annual Meeting provide that (i) the annual base retainer be increased to up to $250,000, which amount shall be determined annually at the discretion of the Compensation Committee and the Board; and (ii) the range of values for the annual award of options be increased to no less than $20,000 and no more than $200,000, with such value being determined annually at the discretion of the Compensation Committee and the Board. The remaining terms set forth in the NED Program, as approved at the 2022 AGM and as amended to date, remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 20, 2026	QUOIN PHARMACEUTICALS LTD.

	By:	/s/ Sally Lawlor
	Name:	Sally Lawlor
	Title:	Chief Financial Officer